Exhibit (a)(8)

                              SCUDDER ADVISOR FUNDS
                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                              --------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Advisor Funds (the "Trust"), a Massachussetts business trust, acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Declaration of Trust dated July 21, 1986, as amended (the "Declaration of Trust"), do hereby certify that the following amendments to the Declaration of Trust were adopted by the favorable vote on December 2, 2005 of all of the Trustees of the shares of beneficial interest of the series of the Trust outstanding and entitled to vote to wit: (i) changing the name of the Trust to "DWS Advisor Funds," and (ii) changing the name of the series of the Trust as follows:

Current Name                                New Name
------------                                --------
Scudder International Equity Fund           DWS International Equity Fund
Scudder Mid Cap Growth Fund                 DWS Mid Cap Growth Fund
Scudder Small Cap Growth Fund               DWS Small Cap Growth Fund
Scudder Limited Duration Plus Fund          DWS Short Duration Plus Fund

         This instrument shall constitute an amendment to the Declaration of Trust effective as of February 6, 2006.

         IN  WITNESS  WHEREOF,   the  undersigned  have  this  day  signed  this
Instrument.


/s/Richard R. Burt                          /s/Rebecca W. Rimel
-------------------------                   -------------------------
Richard R. Burt, as Trustee                 Rebecca W. Rimel, as Trustee

/s/S. Leland Dill                           /s/Philip Saunders, Jr.
-------------------------                   -------------------------
S. Leland Dill, as Trustee                  Philip Saunders, Jr., as Trustee

/s/Martin J. Gruber                         /s/William N. Searcy
-------------------------                   -------------------------
Martin J. Gruber, as Trustee                William N. Searcy, as Trustee

/s/Richard J. Herring                       /s/William Shiebler
-------------------------                   -------------------------
Richard J. Herring, as Trustee              William Shiebler, as Trustee

/s/Graham E. Jones
-------------------------
Graham E. Jones, as Trustee


Dated as of December 2, 2005